pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Jamie Finefrock
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	jamie.finefrock@diebold.com

FOR IMMEDIATE RELEASE:
April 29, 2014

DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings

•	Q1 GAAP EPS attributable to Diebold of $0.15; non-GAAP* EPS was $0.24; both inclusive of a negative impact attributable to the devaluation of the Venezuelan bolivar

•	Total revenue for Q1 2014 increased 8.6% compared to prior-year period, or 12.2% on constant currency

•	Free cash flow (use)* for Q1 2014 improved by $2.2 million to $(38.9) million from Q1 2013

•	Net debt* at March 31, 2014 was $110.3 million, a $59.5 million increase from December 31, 2013

•	Company reaffirms 2014 non-GAAP* EPS guidance of $1.65-$1.85

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported first quarter 2014 net income attributable to Diebold of $9.8 million, or $0.15 per share. This includes $6.2 million in pre-tax restructuring and non-routine charges and $1.7 million tax expense on foreign cash repatriation associated with the prior-year period, or $(0.09) per share in the aggregate. This compares with first quarter 2013 net loss of $(13.4) million, or $(0.21) per share. First quarter 2014 revenue was $688.3 million, up 8.6% from the first quarter 2013, or 12.2% on a constant currency basis.

Non-GAAP* income attributable to Diebold in the first quarter 2014 was $0.24 per share compared with a net loss of $(0.04) per share in the first quarter 2013. Both the GAAP and non-GAAP results for the first quarter 2014 include $0.09 per share negative impact attributable to the devaluation of the Venezuelan bolivar.

Management Commentary
“We continued to demonstrate progress on our transformation efforts during the first quarter, generating underlying operational results in line with our own expectations,” said Andy W. Mattes, Diebold president and chief executive officer. “This provides us with a solid foundation on which to execute our Diebold 2.0 turnaround strategy.”
Mattes continued, “As we deliver on our commitments, including our $150 million cost reduction program, we continue to see savings flow to the bottom line. These savings enable us to make a number of reinvestments in the business over the next six to eight quarters, one of which includes a major business process outsourcing initiative with Accenture. This and other investments in our business will ramp up as the year progresses.
“We are in the early stages of our multi-year transformation, and have a long journey in front of us," Mattes concluded. "We remain confident in our ability to generate sustainable shareholder value.”

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Results of Operations
Gross Margin
Total gross margin for the first quarter 2014 was 23.8%, an increase of 3.3 percentage points from the first quarter of 2013, with service margin reflecting a 5.9 percentage point improvement and product margin increasing 0.6 percentage points. The majority of the service margin improvement was attributable to the company's global service transformation efforts, including the ongoing benefit from our pension freeze and voluntary early retirement program in North America. The product gross margin increase was primarily the result of favorable solution mix and higher volume in Brazil related to deliveries of IT equipment to the education ministry.

Operating Expenses
Total operating expenses were $140.9 million, or 20.5% of revenue, for the first quarter 2014, a decrease of $3.1 million, or 2.2 percentage points from the first quarter of 2013. Operating expenses in the first quarter 2014 included $5.5 million of restructuring and non-routine charges, primarily attributable to the company's back-office transformation. Operating expenses in the first quarter 2013 included $14.6 million in restructuring and non-routine charges. This consisted primarily of executive severance of $9.3 million and $6.7 million in restructuring charges, partially offset by the gain on the sale of certain manufacturing operations based in the United States for $2.2 million.

Operating Profit / (Loss)
Operating profit of $23.3 million, or 3.4% of revenue, was realized in the first quarter 2014, compared with an operating loss of $(13.9) million, or (2.2)% of revenue, in the first quarter 2013. Non-GAAP operating profit* in the first quarter 2014 was $29.5 million, or 4.3% of revenue, compared with $3.8 million, or 0.6% of revenue, in the first quarter 2013.

Income Tax
The effective tax rate on continuing operations for the three months ended March 31, 2014 was 58.3%, compared with 18.4% for the same period of 2013. The change in tax rate from the prior-year period was primarily due to mix of income and tax credits recorded in the first quarter of 2013.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $9.8 million, or 1.4% of revenue, in the first quarter 2014, compared with net loss of $(13.4) million, or (2.1)% of revenue, in the first quarter 2013. Included in the first quarter 2014 net of tax results were $3.5 million net restructuring charges, $1.1 million in non-routine and amortization expenses and $1.7 million related to tax expense on foreign cash repatriation. Included in the first quarter 2013 net of tax results were $6.6 million in net non-routine and amortization expenses, net restructuring charges of $6.0 million and $1.4 million in non-routine income.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $110.3 million at March 31, 2014, an increase in net debt of $59.5 million from the net debt* position at December 31, 2013. The company's net debt to capital ratio was 10% at March 31, 2014, and 5% at December 31, 2013.

Free cash flow (use)* in the first quarter 2014 was $(38.9) million, an improvement of $2.2 million from the first quarter 2013.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Full-year 2014 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of significant currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or related indirect tax reserves.

The company slightly increased its outlook for full-year 2014 revenue to grow in the mid-single digits and reaffirms EPS in the range of $1.65 to $1.85 on a non-GAAP* basis. Diebold is focused on executing its transformation initiatives and increasing investment levels in the areas of development, sales and marketing, information technology and back-end office support.

	Previous Guidance	Current Guidance
Total Revenue	Up low-single digits	Up mid-single digits
2014 EPS (GAAP)	$1.25 - $1.55	$1.30 - $1.55
Restructuring charges & non-routine exp.	0.40 - 0.30	0.35 - 0.30
Total EPS (non-GAAP* measure)	$1.65 - $1.85	$1.65 - $1.85

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, vice president, global finance, will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q1 2014	Q1 2013	% Change
Financial Self-Service
Services	$284,955	$280,283	1.7%
Products	181,577	206,118	(11.9)%
Total Financial Self-Service	466,532	486,401	(4.1)%
Security Solutions
Services	98,424	101,935	(3.4)%
Products	43,951	35,317	24.4%
Total Security	142,375	137,252	3.7%
Total Financial Self-Service & Security	608,907	623,653	(2.4)%
Brazil Other	79,386	9,858	705.3%
Total Revenue	$688,293	$633,511	8.6%

Revenue Summary by Segment
	Q1 2014	Q1 2013	% Change
North America	$317,495	$330,855	(4.0)%
Asia Pacific	107,136	112,183	(4.5)%
Europe, Middle East, Africa	84,114	66,068	27.3%
Latin America	48,950	45,692	7.1%
Brazil	130,598	78,713	65.9%
Total Revenue	$688,293	$633,511	8.6%

Other (expense) income, net summary:

	Q1 2014	Q1 2013
Miscellaneous, net	$(1,435)	$(1,098)
Foreign exchange loss, net	(11,957)	(2,214)
Interest expense	(6,918)	(7,343)
Investment income	8,711	7,551
Total other expense, net	$(11,599)	$(3,104)

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*See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner.

1.	Profit/loss summary - 1st quarter comparison (Dollars in millions)

Q1 2014							Q1 2013
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$688.3	$164.1	23.8%	$140.9	$23.3	3.4%	GAAP Results	$633.5	$130.0	20.5%	$143.9	$(13.9)	(2.2)%
	0.7		(4.4)	5.1		Restructuring		2.8		(6.7)	9.5
	—		(1.1)	1.1		Non-rout. Exp. & Amort.		0.3		(10.1)	10.4
	—		—	—		Non-rout. Inc		—		2.2	(2.2)
$688.3	$164.8	24.0%	$135.4	$29.5	4.3%	Non-GAAP Results	$633.5	$133.1	21.0%	$129.3	$3.8	0.6%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Included within non-routine expense and amortization in the first quarter 2013 was executive severance of $9.3 million.

2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2014	Q1 2013
Total EPS from continuing operations (GAAP measure)	$0.15	$(0.21)
Restructuring charges	0.05	0.09
Non-routine expenses and amortization	0.01	0.10
Non-routine income	—	(0.02)
Tax expense on foreign cash repatriation	0.03	—
Total Adjusted EPS (non-GAAP measure)	$0.24	$(0.04)

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Included within non-routine expense and amortization in the first quarter 2013 was executive severance of $0.09 per share.

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PAGE 6/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

3.	Free cash flow/(use) is calculated as follows:

	Q1 2014	Q1 2013
Net cash provided by operating activities (GAAP measure)	$(31,556)	$(31,730)
Capital expenditures	(7,316)	(9,328)
Free cash flow (non-GAAP measure)	$(38,872)	$(41,058)

We define free cash flow/(use) as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows:

	3/31/2014	12/31/2013	3/31/2013
Cash, cash equivalents and short-term investments (GAAP measure)	$426,215	$473,697	$597,408
Debt instruments	(536,470)	(524,459)	(679,155)
Net investment/(debt) (non-GAAP measure)	$(110,255)	$(50,762)	$(81,747)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

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PAGE 7/ DIEBOLD REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the finalization of the company's financial statements for the period(s) discussed in this release;

•	the company's ability to maintain effective internal controls;

•
changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazilian tax dispute;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in healthcare costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's assessment of its indirect tax compliance in Brazil; and

•
the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions, as well as its business process outsourcing initiative with Accenture.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT EARNINGS (LOSS) PER SHARE]

	Three Months Ended
	March 31,
	2014	2013
Net Sales
Services	$383,379	$382,218
Products	304,914	251,293
Total	688,293	633,511
Cost of goods
Services	275,225	296,911
Products	248,935	206,586
Total	524,160	503,497
Gross Profit	164,133	130,014
Percent of net sales	23.8%	20.5%
Operating expenses
Selling and administrative	120,292	125,513
Research, development and engineering	20,070	21,030
Loss (gain) on sale of assets, net	492	(2,613)
Total	140,854	143,930
Percent of net sales	20.5%	22.7%
Operating profit (loss)	23,279	(13,916)
Percent of net sales	3.4%	(2.2)%
Other expense, net	(11,599)	(3,104)
Income (loss) before taxes	11,680	(17,020)
Income tax (expense) benefit	(6,804)	3,138
Net income (loss)	4,876	(13,882)
Less: net loss attributable to noncontrolling interests	4,930	436
Net income (loss) attributable to Diebold, Inc.	$9,806	$(13,446)

Basic weighted average shares outstanding	64,254	63,311
Diluted weighted average shares outstanding	64,809	63,311

Net income (loss) attributable to Diebold, Incorporated
Basic earnings (loss) per share	$0.15	$(0.21)
Diluted earnings (loss) per share	$0.15	$(0.21)

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN THOUSANDS)

	March 31, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$217,198	$230,709
Short-term investments	209,017	242,988
Trade receivables, net	475,532	447,239
Inventories	417,689	376,462
Other current assets	298,187	257,952
Total current assets	1,617,623	1,555,350

Securities and other investments	81,584	82,591
Property, plant and equipment, net	159,525	160,895
Goodwill	181,864	179,828
Other assets	291,904	204,827
Total assets	$2,332,500	$2,183,491

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$78,968	$43,791
Accounts payable	278,499	210,399
Other current liabilities	692,556	639,546
Total current liabilities	1,050,023	893,736

Long-term debt	457,076	480,242
Long-term liabilities	198,114	188,698

Total Diebold, Inc. shareholders' equity	610,251	596,764
Noncontrolling interests	17,036	24,051
Total equity	627,287	620,815

Total liabilities and equity	$2,332,500	$2,183,491

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Three Months Ended
	March 31,
	2014	2013
Cash flow from operating activities:
Net income (loss)	$4,876	$(13,882)
Adjustments to reconcile net income (loss) to cash flow used in operating activities:
Depreciation and amortization	17,680	19,831
Devaluation of Venezuelan balance sheet	12,101	1,584
Other	5,414	4,407

Cash flow from changes in certain assets and liabilities:
Trade receivables	(33,666)	4,848
Inventories	(42,482)	(18,785)
Accounts payable	69,213	(11,739)
Refundable income tax	659	(10,826)
Deferred revenue	64,810	35,419
Deferred income taxes	(17,930)	—
Certain other assets and liabilities	(112,231)	(42,587)
Net cash used in operating activities	(31,556)	(31,730)

Cash flow from investing activities:
Net investment activity	41,264	8,906
Capital expenditures	(7,316)	(9,328)
Increase in certain other assets & other	(5,853)	751
Net cash provided by investing activities	28,095	329

Cash flow from financing activities:
Dividends paid	(18,653)	(18,418)
Net debt borrowings	11,888	29,824
Repurchase of common shares	(1,307)	(1,685)
Other	9,265	(3,200)
Net cash provided by financing activities	1,193	6,521

Effect of exchange rate changes on cash and cash equivalents	(11,243)	(3,769)

Decrease in cash and cash equivalents	(13,511)	(28,649)
Cash and cash equivalents at the beginning of the period	230,709	368,792
Cash and cash equivalents at the end of the period	$217,198	$340,143